Exhibit 5.1

1000 Main Street, 36th Floor Houston, Texas 77002-6341 (713) 226-6000 Main porterhedges.com

June 1, 2020

Carriage Services, Inc.

3040 Post Oak Blvd., Suite 300

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel for Carriage Services, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors named in Schedule 1 hereto (the “Subsidiary Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 (the “Registration Statement”) for the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $350,000,000 of: (i) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), (ii) shares of common stock, par value $0.01 per share (the “Common Stock”), (iii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iv) depositary shares (the “Depositary Shares”), (v) warrants (the “Warrants”) to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares, purchase contracts (the “Purchase Contracts”) and units (the “Units”), (vi) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares and other securities (the “Subscription Rights”), (vii) Purchase Contracts, (viii) Units and (ix) guarantees (the “Guarantees”) of non-convertible Debt Securities by one or more of the Subsidiary Guarantors (such Guarantees together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Subscription Rights, are singly referred to herein as a “Security” and are collectively referred to herein as the “Securities”).

We have examined those records and documents as we have deemed necessary, including but not limited to originals, photocopies or conformed copies of: (i) the Registration Statement (including the exhibits thereto); (ii) the certificate of incorporation and bylaws, each as amended to date, of the Company (the “Charter Documents”); (iii) the certificates or articles of incorporation and bylaws of each of the Subsidiary Guarantors that is a Delaware or Texas corporation (the “Covered Corporate Subsidiaries”), each as amended to date; (iv) the certificate of formation and limited liability company agreement of each of the Subsidiary Guarantors that is a Delaware limited liability company (the “Covered LLC Subsidiaries” and, together with the Covered Corporate Subsidiaries, the “Covered Guarantors”); (v) the corporate and limited liability company proceedings of the Company and the Covered Guarantors; (vi) the forms of Indentures filed as Exhibits 4.2 and 4.3 to the Registration Statement; and (vii) all other certificates, agreements and documents that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made other examinations of law and fact as we considered necessary to form a basis for our opinions.

As to certain questions of fact material to our opinions that we have not independently established, we have relied upon certificates and representations of public officials and upon certificates and representations from officers of the Company and/or the Covered Guarantors.

In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each Subsidiary Guarantor is duly organized under the laws of its respective jurisdiction of organization and is validly existing and in good standing under the laws of that jurisdiction, none of which facts we have independently verified. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Carriage Services, Inc.

June 1, 2020

Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

1. With respect to Debt Securities, when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and Subsidiary Guarantors, if any, (b) the Board (defined below) or, to the extent permitted by applicable law, a duly constituted active committee thereof has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and any applicable supplemental Indenture, then such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. As used herein, the term “Board” means (i) with respect to a corporation, its board of directors or a duly constituted active committee thereof, (ii) with respect to a limited liability company that is manager managed, its board of managers or a duly constituted active committee thereof, and (iii) with respect to a limited liability company that is member managed, the managing member or members thereof or any duly constituted active committee of managing members thereof.

2. With respect to Guarantees, when (a) the applicable Indenture and any applicable supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and such Covered Guarantor, (b) all necessary corporate, limited liability company or other action by such Covered Guarantor has been taken to authorize the issuance and the specific terms of such Guarantees, the terms of the offering thereof and related matters and (c) such Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and any applicable supplemental Indenture, such Guarantees will be legally issued and will constitute valid and binding obligations of the Covered Guarantor, enforceable against the Covered Guarantor in accordance with their terms.

3. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance of the shares of Common Stock, the terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

4. With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designations relating to such Preferred Stock as required by applicable law (a “Certificate of Designations”) and the filing of the Certificate of Designations as required by applicable law, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable underwriting, purchase or similar agreement or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5. With respect to Depositary Shares, when (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company pursuant to the applicable depositary agreement, (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company under the applicable depositary agreement, and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable depositary agreement, then the Depositary Shares will be legally issued.

6. With respect to Warrants, when (a) the Board has taken all necessary corporate action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the warrant agreement, then the Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Subscription Rights, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Subscription Rights, the terms of the offering thereof and related matters and (b) such Subscription Rights, as applicable, and agreements relating to the Subscription Rights have been duly executed and delivered in accordance with the terms thereof, then such Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Carriage Services, Inc.

June 1, 2020

8. With respect to Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Purchase Contracts, the terms of the offering thereof and related matters and (b) such Purchase Contracts and agreements relating to the Purchase Contracts have been duly executed and delivered in accordance with the terms thereof, then such Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. With respect to Units, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof and related matters and (b) such Units and agreements relating to the Units have been duly executed and delivered in accordance with the terms thereof, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

A. We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and the rules and regulations thereunder, and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with the Securities Act and the rules and regulations thereunder, and state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iv) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (v) all Securities will be issued and sold in compliance with the Securities Act and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and such applicable state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and the consideration payable for the Securities sold thereunder shall have been paid to the Company in accordance with such underwriting, purchase or similar agreement; (vii) the consideration paid under any underwriting, purchase or similar agreement for Common Stock or Preferred Stock, including Common Stock or Preferred Stock underlying any Securities, whether in cash, through the issuance of another Security, or a combination of cash or any other Security, shall be not less than the consideration approved by the Board and shall not be less than the par value of any Common Stock or Preferred Stock, as the case may be, issued under the Registration Statement; (viii) at the time of issuance of any shares of Common Stock or Preferred Stock (including any such shares issuable upon the conversion of another Security), the Company has a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, under its Charter Documents; (ix) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (xi) none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company and the Covered Guarantors with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company or any of the Covered Guarantors, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company or any Covered Guarantor.

B. In rendering the opinions in paragraphs 1 and 2, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the applicable Indenture and the TIA and that the trustee has or will have duly executed and delivered the applicable Indenture

C. The enforceability of the Securities and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also the possible unavailability of specific performance or injunctive relief.

Carriage Services, Inc.

June 1, 2020

D. We express no opinion with respect to: (i) the enforceability of the provisions in the Indentures, or in any agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws; or (iii) the enforceability of Section 110 of the Indentures.

E. The opinions expressed in this letter are limited to the laws of the States of Texas and New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, and the federal securities laws of the United States of America. We do not express any opinion with respect to the laws of any other jurisdiction. Steve Metzger, Senior Vice President and General Counsel of the Company, may rely on this opinion in rendering his opinion dated the date hereof and to be filed as Exhibit 5.2 to the Registration Statement.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Porter Hedges LLP
PORTER HEDGES LLP

Schedule I

Subsidiary Guarantors

Exact Name of Subsidiary Guarantor	State of Incorporation or Organization
Carriage Funeral Holdings, Inc.	Delaware
CFS Funeral Services, Inc.	Delaware
Carriage Holding Company, Inc.	Delaware
Carriage Funeral Services of Michigan, Inc.	Michigan
Carriage Funeral Services of Kentucky, Inc.	Kentucky
Carriage Funeral Services of California, Inc.	California
Carriage Cemetery Services of Idaho, Inc.	Idaho
Wilson & Kratzer Mortuaries	California
Rolling Hills Memorial Park	California
Carriage Services of Connecticut, Inc.	Connecticut
CSI Funeral Services of Massachusetts, Inc.	Massachusetts
CHC Insurance Agency of Ohio, Inc.	Ohio
Carriage Services of New Mexico, Inc.	New Mexico
Forastiere Family Funeral Service, Inc.	Massachusetts
Carriage Cemetery Services, Inc.	Texas
Carriage Services of Oklahoma, L.L.C.	Oklahoma
Carriage Services of Nevada, Inc.	Nevada
Hubbard Funeral Home, Inc.	Maryland
Carriage Team California (Cemetery), LLC	Delaware
Carriage Team California (Funeral), LLC	Delaware
Carriage Team Florida (Cemetery), LLC	Delaware
Carriage Team Florida (Funeral), LLC	Delaware
Carriage Services of Ohio, LLC	Delaware
Carriage Team Kansas, LLC	Delaware
Carriage Municipal Cemetery Services of Nevada, Inc.	Nevada
Carriage Cemetery Services of California, Inc.	California
Carriage Insurance Agency of Massachusetts, Inc.	Massachusetts
Carriage Internet Strategies, Inc.	Delaware
Carriage Management, Inc.	Delaware
Cochrane’s Chapel of the Roses, Inc.	California
Horizon Cremation Society, Inc.	California
Carriage Life Events, Inc.	Delaware
Carriage Pennsylvania Holdings, Inc.	Delaware
Carriage Funeral Management, Inc.	Delaware
Carriage Florida Holdings, Inc.	Delaware
Cloverdale Park, Inc.	Idaho
Cataudella Funeral Home, Inc.	Massachusetts
Carriage Services Investment Advisors, Inc.	Delaware
Carriage Merger VI, Inc.	Delaware
CSRE Holdings, Inc.	Delaware
PNCA, Inc.	Delaware
Carriage Operations, Inc.	Delaware
Carriage Services of Tennessee, Inc.	Delaware
Carriage Services of Louisiana, Inc.	Louisiana
Fairfax Memorial Funeral Home, L.L.C.	Virginia
Calvary Memorial Park, Inc.	Virginia